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                                                                   EXHIBIT 10.23

                               AMENDMENT AGREEMENT


         THIS AMENDMENT AGREEMENT (the "Amendment Agreement") dated as of September 23, 2003 is made and entered into by and between Guardian Technologies International, Inc., (the "Company") and Berthel Fisher & Company Financial Services, Inc. (the "Consultant").

                                   WITNESSETH:

         WHEREAS, the parties entered into a consulting agreement dated effective as of August 20, 2003 (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Company including agreeing to use it best efforts to introduce the Company to one or more investors who provide financing in the form of debt and/or equity capital to companies similar to the Company; and

         WHEREAS, pursuant to the Agreement as herein amended, the Placement Agent is proposing to act as placement agent on a "best efforts" basis with regard to a proposed offering by the Company of a minimum of 400 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") and a maximum of 2,400 shares of Series C Preferred Stock, subject to the terms of the Agreement and as summarized in "Summary of Terms of Offering of Series C Preferred Stock" furnished to Placement Agent by the Company and provided further that the Placement Agent and the Company may increase the maximum number of shares of Series C Preferred Stock to be sold in the proposed offering; and

         WHEREAS, the parties desire to amend the Agreement as set forth hereinbelow; and

         WHEREAS, all terms defined in the Agreement will have the same meaning when used herein unless otherwise defined.

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The following paragraph will be added to the Agreement and designated as new paragraph 3.1(c).

         (c) The parties acknowledge that, at this time, there is not going to be a Company lead investor with regard to a proposed offering of preferred stock of the Company as anticipated at the time of execution of the Agreement ("Preferred Stock Offering"). In view of the foregoing, as placement agent of the proposed offering by the Company, the Consultant will be required to perform additional due diligence from that which was anticipated at the time of execution of the Agreement. Accordingly, in addition to the fees set out elsewhere in the Agreement, the Company agrees to pay to Consultant a due diligence


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         fee ("Due Diligence Fee") equal to two percent (2%) of the first Five
         Hundred Thousand Dollars ($500,000) of the total gross Financing raised in the proposed Preferred Stock Offering which offering is the subject of the "Summary of Terms of Offering of Series C Convertible Preferred Stock," to be furnished to the Consultant by the Company. Such Due Diligence Fee shall be paid by the Company only upon the initial closing of the Preferred Stock Offering and receipt of the proceeds from such offering by the Company.

2. Section 5 of the Agreement is hereby amended by adding the following sentence at the end thereof:

         In addition, the Company hereby agrees that it shall reimburse the Consultant for its reasonable legal fees associated with the Preferred Stock Offering; provided that such fees shall not exceed $1,000 in the aggregate. Such fees shall be reimbursed at the closing of the Preferred Stock Offering.

3. All other terms and conditions of the Agreement will remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment
Agreement as of the day and date set out above


BERTHEL FISHER & COMPANY            GUARDIAN TECHNOLOGIES
FINANCIAL SERVICES, INC.            INTERNATIONAL, INC.



By: /s/ Brett Williams              By: /s/ Michael Trudnak
Title: Vice President               Title: Chief Executive Officer